UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported): 10/25/2006

(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  0-8092

DE	94-1620407
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

323 Vintage Park Drive, Suite B, Foster City, California 94404
(Address of Principal Executive Offices, Including Zip Code)

650-212-2568
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On October 25, 2006, OXIS International, Inc. (“OXIS”) entered into a Securities Purchase Agreement (“Purchase Agreement”) with four accredited investors (the “Purchasers”). In conjunction with the signing of the Securities Purchase Agreement, OXIS issued Secured Convertible Debentures (“Debentures”) and Series A, B, C, D, and E Common Stock Warrants (“Warrants”) to the Purchasers, and the parties also entered into a Registration Rights Agreement and a Security Agreement (collectively, the “Transaction Documents”).

Pursuant to the terms of the Purchase Agreement, OXIS issued the Debentures in an aggregate principal amount of $1,694,250 to the Purchasers. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. The Debentures mature on October 25, 2008, but may be prepaid by OXIS at any time provided that the common stock issuable upon conversion and exercise of the Warrants is covered by an effective registration statement. The Debentures are convertible, at the option of the Purchasers, at any time, into shares of common stock at $0.35 per share, as adjusted pursuant to a full ratchet anti-dilution provision (the “Conversion Price”). Beginning on the first of the month following the earlier of the effective date of the registration statement to be filed pursuant to the Registration Rights Agreement and February 1, 2007, OXIS shall amortize the Debenture in equal installments on a monthly basis resulting in a complete repayment by the maturity date (the “Monthly Redemption Amounts”). The Monthly Redemption Amounts can be paid in cash or in shares, subject to certain restrictions. If OXIS chooses to make any Monthly Redemption Amount payment in shares of common stock, the price per share is the lesser of the Conversion Price then in effect and 85% of the weighted average price for the 10 trading days prior to the due date of the Monthly Redemption Amount.

Pursuant to the Debenture, OXIS covenants that it will not incur indebtedness for borrowed money, other than its current Bridge Bank Promissory Note and its Promissory Note with Steve Guillen. OXIS also covenants that it will not pledge, grant or convey any new liens on its assets. The obligation to pay all unpaid principal will be accelerated upon an event of default, including upon failure to perform its obligations under the Debenture covenants, failure to make required payments, default on any of the Transaction Documents or any other material agreement, lease, document or instrument to which OXIS is obligated, the bankruptcy of OXIS or related events. The Purchasers have a right of first refusal to participate in up to 100% of any future financing undertaken by OXIS until the later of the date that the Debentures are no longer outstanding and the one year anniversary of the effective date of the registration statement. OXIS is restricted from issuing shares of common stock or instruments convertible into common stock for 90 days after the effective date of the registration statement with certain exceptions. OXIS is also prohibited from effecting any subsequent financing involving a variable rate transaction. In addition, until such time as any Purchaser holds any of the securities issued in the Debenture transaction, if OXIS issues or sells any common stock or instruments convertible into common stock which a Purchaser reasonably believes is on terms more favorable to such investors than the terms pursuant to the Transaction Documents, OXIS is obligated to amend the terms of the Transaction Documents to such Purchaser the benefit of such better terms. OXIS may prepay the entire outstanding principal amount of the Debentures, plus accrued interest and other amounts payable, at its option at any time without penalty, provided that a registration statement is available for the resale of shares underlying the Debentures and Warrants, as more fully described in the Debenture. The purpose of this Debenture transaction is to provide the corporation with intermediate term financing as it seeks longer term financing.

    On October 25, 2006 in conjunction with the signing of the Securities Purchase Agreement, OXIS issued to the Purchasers five year Series A Common Stock Purchase Warrants to purchase an aggregate of 2,420,357 shares of common stock at an initial exercise price of $0.35 per share, one year Series B Common Stock Purchase Warrants to purchase 2,420,357 shares of common stock at an initial exercise price of $0.385 per share, and two year Series C Common Stock Purchase Warrants to purchase an aggregate of 4,840,714 shares of common stock at an initial exercise price of $0.35 per share. In addition, OXIS issued to the Purchasers Series D and E Common Stock Purchase Warrants which become exercisable on a pro-rata basis only upon the exercise of the Series C warrants. The six year Series D Common Stock Purchase Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.35 per share. The six year Series D Common Stock Purchase Warrants to purchase 2,420,357 shares of common stock have an initial exercise price of $0.385 per share. The initial exercise prices for each warrant are adjustable pursuant to a full ratchet anti-dilution provision and upon the occurrence of a stock split or a related event.

    Pursuant to the Registration Rights Agreement, OXIS must file a registration statement covering the public resale of the shares underlying the Series A, B, C, D and E Warrants and the Debentures within 45 days of the closing of the transaction and cause the registration to be declared effective within 120 days of the closing date. Cash liquidated damages equal to 2% of the face value of the Debentures per month are payable to the purchasers for any failure to timely file or obtain an effective registration statement.

Pursuant to the Security Agreement, OXIS agreed to grant the purchasers, pari passu, a security interest in certain property of OXIS, including cooperating in the filing of perfected first priority liens in the collateral. OXIS also agreed to pledge its respective ownership interests in its wholly-owned subsidiaries, OXIS Therapeutics, OXIS Isle of Man, and its partial subsidiary, BioCheck, Inc. OXIS Therapeutics and OXIS Isle of Man also provided a subsidiary guarantee to the Purchasers in connection with the transaction.

The foregoing summary of the material terms of the Transaction Documents are qualified in their entirety by the text of the Transaction Documents attached as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On October 25, 2006, OXIS prepaid the principal, accrued interest and legal fees due pursuant to the Renewal and Modification Promissory Note dated June 2, 2006 (the “Renewal Note”) with Fagan Capital, Inc. The Renewal Note had a principal amount of $405,600 and interest accrued at 8% per annum. OXIS was also obligated to repay Fagan Capital the sum of $7,500 for legal expenses. No payments of interest or principal were required prior to the maturity date, June 1, 2007. In conjunction with the issuance of the Renewal Note, on July 25, 2006 OXIS also issued to Fagan Capital a common stock purchase warrant to purchase 1,158,857 shares of common stock at an initial exercise price of $0.35 per share. The exercise price under the warrant is adjustable pursuant to certain anti-dilution provisions and upon the occurrence of a stock split. The common stock purchase warrant has an expiration date of June 1, 2014. Pursuant to a Note Pay Off Agreement between OXIS and Fagan Capital, Inc. governing the prepayment of the Renewal Note, OXIS entered into a Registration Rights Agreement with Fagan Capital covering the shares underlying the common stock purchase warrant on October 23, 2006.

Item 2.03. Creation of a Direct Financial Obligation.

Reference is made to the disclosures under Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On October 25, 2006, OXIS issued Secured Convertible Debentures in an aggregate principal amount of $1,694,250 to the Purchasers. The Debentures are subject to an original issue discount of 20.318% resulting in proceeds to OXIS of $1,350,000 from the transaction. Also, in connection with the foregoing, OXIS issued Series A, B, C, D and E Warrants for the purchase of an aggregate of approximately 14.5 million shares of OXIS common stock, at an initial exercise price of $0.35 per share, subject to adjustment as provided therein. Reference is made to the disclosures under Item 1.01 above, and to the attached Exhibits.

These securities were offered to accredited investors in reliance on an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Regulation D. The offering has not been registered under the Securities Act or any state securities of “blue sky” laws, and the securities may not be offered or sold absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. Under the terms of the registration rights agreement, and as described in Item 1.01 above, OXIS agreed, subject to certain terms and conditions, to file a registration statement under the Securities Act covering the resale of the shares issuable upon conversion of the Debentures and exercise of the Warrants.

Item 8.01 Other Events.

A member of the OXIS board of directors, Steven T. Guillen, who was terminated as the President and Chief Executive Officer of OXIS on September 15, 2006, filed a lawsuit against OXIS and up to 25 unnamed additional defendants. To the date of this Current Report, the complaint has not been served upon OXIS or any other defendant. The complaint alleges breaches of contract relating to Mr. Guillen’s employment agreement and a promissory note that is in default, breach of implied covenant of good faith and fair dealing, wrongful termination and violation of the California Labor Code in relation to the non-payment of back pay. The Promissory Note issued by OXIS to Steven Guillen on March 10, 2006 in the principal amount of $200,000 with accrued interest at the maturity date in the amount of $7,000 has been in default since September 10, 2006, the maturity date. OXIS intends to utilize proceeds from the debenture transaction described in Item 1.01 to repay Mr. Guillen the amounts owed pursuant to the defaulted Promissory Note as well as the amounts payable pursuant to the terms of Mr. Guillen’s employment agreement.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Securities Purchase Agreement dated October 25, 2006.

10.2 Form of Secured Convertible Debenture dated October 25, 2006.

10.3 Form of Series A, B, C, D, E Common Stock Purchase Warrant dated October 25, 2006.

10.4 Form of Registration Rights Agreement dated October 25, 2006.

10.5 Form of Security Agreement dated October 25, 2006.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

OXIS INTERNATIONAL, INC.

Date: October 25, 2006	By:	/s/ MICHAEL D. CENTRON
Michael D. Centron
Title: Vice President and Chief Financial Officer